UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2008, Kensey Nash Corporation (the “Company”) completed the sale of its endovascular business to The Spectranetics Corporation (“Spectranetics”). Pursuant to an Asset Purchase Agreement, dated as of May 12, 2008, among the Company, Spectranetics, ILT Acquisition Sub, Inc. (“ILT”) and Kensey Nash Holding Corporation (together with the Company and ILT, the “Sellers”), the Sellers sold to Spectranetics the assets related to the Sellers’ QuickCat, ThromCat and SafeCross product lines for $10 million in cash. Under the terms of the Asset Purchase Agreement, Spectranetics will pay the Company an additional $6 million once cumulative sales of the acquired products reach $20 million. The Asset Purchase Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company with the SEC on May 16, 2008 and is incorporated herein by reference. On June 2, the Company issued a press release announcing the closing of this transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 30, 2008, pursuant to the Asset Purchase Agreement, the Company and Spectranetics entered into a Manufacturing and Licensing Agreement pursuant to which the Company will manufacture for Spectranetics the endovascular products acquired by Spectranetics under the Asset Purchase Agreement, and Spectranetics will purchase such products exclusively from the Company for specified time periods ranging from six months for QuickCat to three years for ThromCat and SafeCross. The arrangement to manufacture ThromCat and SafeCross may be extended beyond the initial three-year manufacturing period under certain circumstances. During that time, Spectranetics will pay transfer prices for the products based on (a) the Company’s cost to manufacture such products and (b) a percentage of the sales of the ThromCat and SafeCross products. Additionally, after the Company’s manufacture of the ThromCat and SafeCross products is transferred to Spectranetics, Spectranetics will be obligated to pay the Company a royalty on sales of such products. The amount of this royalty will depend upon the reason for the transferring of manufacturing to Spectranetics and, in certain cases, upon the amount of revenue generated by the ThromCat and SafeCross products during the applicable year. The royalty is subject to reduction depending upon the scope of patent protection obtained for the ThromCat product. After the Company’s manufacture of the QuickCat product has transferred to Spectranetics, Spectranetics will have no obligation to make additional payments to the Company related to future sales of the QuickCat product.

Also, on May 30, 2008 and also pursuant to the Asset Purchase Agreement, the Company and Spectranetics entered into a Development and Regulatory Services Agreement pursuant to which the Company will conduct work to develop and obtain regulatory approval from the FDA for certain next-generation SafeCross and ThromCat products at the Company’s expense on behalf of Spectranetics. Spectranetics will own all intellectual property resulting from this development work. If clinical studies are required to obtain approval from the FDA for those next-generation products, the costs will be shared equally by the Company and Spectranetics. Spectranetics will pay KNC up to $8 million upon achievement of certain objectives relating to such product development activities and regulatory approvals for certain of the next-generation products.

This Form 8-K contains forward-looking statements, including statements regarding expected benefits of the transactions described above, that are generally identified by use of the words “expects”, “estimates”, “intent,” “will” and other similar words or phrases. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, including the information set forth in Item 1A, Risk Factors and under the caption “Cautionary Statement on Forward-Looking Statements” and to the information under the caption “Cautionary Note for Forward–Looking Statements” in the press release attached hereto as Exhibit 99.1.

The following information is being furnished to provide an update to, and amend the disclosure in the Form 8-K filed by the Company with the SEC on May 16, 2008. This purpose of this update is to provide additional detail concerning the transaction described in the original Form 8-K and provide for changes in estimates of the amount or range of amounts of any such impairment charges expected to be recorded in the fourth quarter ending June 30, 2008.

The Company has received the initial cash payment of $10 million for the sale of its endovascular business, including the stock of Kensey Nash Europe GmbH, in exchange for net tangible assets of $3.3 million and intangible assets of $1.3 million. In addition the Company will recognize goodwill and other asset impairment charges totaling approximately $7.3 million and recognize transaction related liabilities of approximately $3.2 million, including transaction fees and an obligation to upgrade existing inventory under the Development and Regulatory Services Agreement. Also in conjunction with the transaction, the Company anticipates recording a one-time charge of approximately $2.7 million associated with severance and other related costs. Upon the closing of the transaction, and as a result of the components described above, the Company expects to recognize a net loss of approximately $5.1 million (net of taxes of $2.7 million) on the sale of its endovascular division. This loss does not include the future benefit of milestones or royalties to be received under the Agreements, which is expected to exceed the cost of accomplishing such milestones.

The following table summarizes the deal transaction amounts expected to be recorded in the fourth quarter ending June 30, 2008. These charges will be presented within the Company’s results from continuing operations.

Description		Estimated Amount (in millions)
Initial cash at closing			$10.0
Cash charges:
Transaction related liabilities	Transaction fees, inventory upgrade	(3.2)
Severance and other related costs		(2.7)

Total cash charges			(5.9)
Non-cash charges:
Asset impairment charges	Goodwill and inventory	(7.3)
Net tangible assets	Machinery & equipment, accounts receivable, inventory and other net assets	(3.3)
Intangible assets	Patents and other intangibles	(1.3)

Total non-cash charges			(11.9)

Total pre-tax loss before income tax benefit			$(7.8)

Income tax benefit			$2.7

Net loss			$(5.1)

The estimated transaction amounts included in the table above represent an initial cash receipt of $10.0 million, as well as non-cash and cash charges totaling approximately $11.9 million and $5.9 million, respectively.

With respect to the items discussed above, the Company may conclude that one or more other material charges for impairment to the Company’s assets is required under generally accepted accounting principles. The Company will file one or more amendments to this Form 8-K, as necessary, to provide any changes in estimates of the amount or range of amounts of any such impairment charges after it has been finally determined.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.05 by reference.

Item 2.06.	Material Impairments.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.06 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Included in this Current Report are the following unaudited pro forma consolidated financial statements, together with the notes thereto:

(i)	Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 2008;

(ii)	Unaudited Pro Forma Consolidated Statements of Income of the Company for the nine months ended March 31, 2008; and

(iii)	Unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended June 30, 2007.

(iv)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Kensey Nash Corporation dated June 2, 2008.

99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Wendy F. DiCicco
Wendy F. DiCicco, CPA
Chief Financial Officer

Dated: June 5, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Kensey Nash Corporation dated June 2, 2008.

99.2	Pro forma financial information.